CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated October 15, 2019, on the consolidated financial statements of mPhase Technologies, Inc. for the years ended June 30, 2019 and 2018, included herein on the Prospectus on Form 424(b)(3) and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Assurance Dimensions, Inc.

Assurance Dimensions

Coconut Creek, FL

October 30, 2019